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                                                                      EXHIBIT 10

                      NATIONAL BANK OF COMMERCE BUILDING
                   AMENDED, RESTATED AND CONSOLIDATING LEASE
                   -----------------------------------------


     THIS AMENDED, RESTATED AND CONSOLIDATING LEASE ("this Lease") is entered into as of June 1, 2000 by WOODWARD PROPERTIES, LLP, a limited liability partnership whose present address is P.O. Box 43327, Birmingham, Alabama 35243 ("Lessor"), and NATIONAL BANK OF COMMERCE OF BIRMINGHAM, a national banking association whose present address is P.O. Box 10686, Birmingham, Alabama 35202 ("Lessee").

                                   Recitals
                                   --------

     A. Lessor and Lessee have entered into the following leases and/or agreements relating to space in the Building described below (the "Original Leases"):

        (i) Lease dated December 17, 1984, relating to space on the Basement, First, Second and Third Floors, as amended by that certain First Amendment thereto dated August 25, 1993, and as further amended by that certain Second Amendment thereto dated June 21, 1995;

        (ii) Lease dated as of December 17, 1984, beginning July 1, 1985 relating to space on the Fourth Floor, as amended by that certain First Amendment thereto dated August 25, 1993, and as further amended by that certain Second Amendment thereto dated June 21, 1995;

        (iii)Lease dated July 1, 1995, relating to space on the Eighth Floor;
     and

        (iv) That certain Letter Agreement dated April 2, 1999 relating to space on the Sixth Floor.

     B. Lessee has requested Lessor, and Lessor has agreed, to make certain modifications to the Original Leases and to permit Lessee to lease certain space located on the Seventh Floor of the Building, and, in connection therewith, Lessor and Lessee have agreed to amend, restate and consolidate the Leases in their entirety, as more particularly set forth herein.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the premises, Lessor and Lessee hereby agree to amend and restate the Original Leases in their entirety as follows:

     1.  Demise.  Lessor, upon the terms and conditions hereinafter expressed,
         ------
hereby leases to Lessee the following described space (the "Premises") in the National Bank of Commerce

Building situated on the south side of First Avenue North, between 19th and 20th Streets in the City of Birmingham, Alabama (the "Building"), which Premises shall consist of a total of 70,565 rentable square feet:

         All rentable space on the Basement, First, Second, Third, Fourth, Sixth, Seventh and Eighth floors of the Building.

     2.  Term.  This Lease shall be for a term of 240 months (the "Term"),
         ----
beginning June 1, 2000 ("Commencement Date") and ending May 31, 2020.

     3.  Use.  The Premises are leased for use and occupancy by Lessee for the
         ---
following and no other use or purpose:

         Commercial Bank.

     Lessor makes no representation or warranty that the Premises are suitable for the use or uses for which the same are leased.

     4.  Rent; CPI Adjustment; Triple Net Lease.
         --------------------------------------

     (a) During the term of this Lease, Lessee agrees to pay to the Lessor monthly in advance on the first day of each calendar month, rent composed of (i) base rent (the "Base Rent") in an amount equal to one-twelfth of the amount determined by multiplying the applicable base rental rate calculated under this Paragraph 4(a) (the "Base Rental Rate") times the number of rentable square feet in the Premises specified in Paragraph 1 above, and (ii) an Operating Cost Allowance (as defined in Paragraph 4(b)), which shall initially be $5.25 per square foot, subject to adjustment as set forth in Paragraph 4(b). Lessee shall pay said rent, and all other sums of money as shall become due from and payable by Lessee to Lessor hereunder as and when the same shall become due and payable, without demand therefor and without any abatement, deduction (except as specifically set forth in this Lease) or set off whatsoever, at CRM, 2213 Morris Avenue, Suite 200, Birmingham, Alabama 35203, or at such other address as Lessor may from time to time direct by written notice to Lessee. The applicable Base Rental Rate shall be determined as follows:

             (1) From the date of this Lease until May 31, 2005, the Base Rental Rate shall be $9.75 per square foot per annum.

             (2) Commencing on June 1, 2005, and on June 1 of each five-year anniversary date thereafter, the Base Rental Rate shall be subject to adjustment in accordance with changes in the Consumer Price Index ("CPI") as published by the Bureau of Labor Statistics for All Urban Consumers (CPI-U), 1982-84 = 100. The Base Rental Rate payable for each five-year period from June 1 through May 31 in the fifth year thereafter (a "Rental Period"), commencing June 1, 2000, shall be an amount equal to the initial Base Rental Rate of $9.75 per square foot, multiplied by a fraction, the denominator of which shall be the CPI for May, 2000 and the numerator of which shall be the CPI for May of the calendar year in which the Rental Period commences.

             (3) It is the intention of the parties that the determination of the Base Rental Rate shall not be distorted by any changes in the method by which the CPI is determined or the form in which the CPI is presented, including but not limited to, changes in the reference year on which the CPI is based or changes in the components of the CPI. Accordingly, if the method by which the CPI is determined or the form in which the CPI is presented is hereafter changed, the index used in the numerator of the fraction described above shall be adjusted so that such index is determined and presented on the same basis as the CPI used in the denominator of such fraction. To the extent possible, such adjustment shall be based on any adjustment factor published by the U.S. Department of Labor or any successor governmental agency. If for any reason the index used in the numerator of such fraction cannot be determined on the same basis as the CPI used in the denominator of such fraction, or if the CPI is not hereafter published, the Base Rental Rate shall be determined by reference to the index of consumer prices then published by the U.S. Government, or an agency thereof, that most nearly resembles the CPI as in effect for May, 2000.

             (4) Lessor shall determine the adjusted Base Rental Rate payable for each Rental Period, commencing June 1, 2000, and shall give Lessee notice of any adjustment in the Base Rental Rate payable for such Rental Period not less than thirty (30) days' prior to the first day of such Rental Period. Such notice shall include the calculations on which the adjustment in the Base Rental Rate was based. Commencing the first day of the Rental Period, Lessee shall make payments of Base Rent based on the revised Base Rental Rate until notified by Lessor of a new revised Base Rental Rate as set forth above. Lessor's failure to notify Lessee prior to the commencement of a Rental Period of an adjustment in the Base Rental Rate applicable to such Rental Period shall not release Lessee from paying, nor diminish Lessee's obligation to pay, Base Rent for the Rental Period at the adjusted Base Rental Rate, within a reasonable period of time after Lessee receives notice of the adjusted rate, effective for the entire Rental Period.

     (b) The monthly rental rate set out in Paragraph 4(a) above shall be subject to adjustment as follows (provided, that no adjustment shall be made that would result in lower rental rate than that set out in Paragraph 4(a) above (except as set forth in Paragraph 4(b)(3) below):

         (1)  As used in this Paragraph 4(b):

                 (i)  "Operating Costs Allowance" shall mean $5.25 per rentable
                       -------------------------
              square foot of the Building per Operating Year.

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                 (ii) "Operating Costs" means the actual cost to Lessor for any
                       ---------------
              Operating Year for operating expenses of the Building, which shall include, but not necessarily be limited to, the items as listed in ANNEX A, attached hereto and by reference herein made becomes
              -------
              a part of this Lease.

                 (iii)"Operating Year" shall mean a 12-month period beginning
                       --------------
              on January 1 in each year and ending on December 31 in that year.

         (2) The following rent adjustments shall be made at the end of the Operating Year that ends December 31, 2000, and at the end of each succeeding Operating Year for the remainder of the term of this Lease.

                 (i) If the Operating Costs for any Operating Year are more than the Operating Costs Allowance, Lessee shall pay to Lessor within 15 days after receipt of written notice thereof from Lessor, as a retroactive adjustment of the monthly rent on this Lease for each month (or any part of a month) that this Lease was in effect during such Operating Year, an amount equal to one-twelfth (1/12) of the amount by which the actual Operating Costs for such Operating Year exceeded the sum of the Operating Costs Allowance and any estimated excess Operating Costs paid by Lessee for such Operating Year under Paragraph 4(b)(2)(ii) below, divided by the rentable square feet in the Building, multiplied by the number of rentable square feet in the Premises.

                 (ii) If the Operating Costs for any Operating Year are more than the Operating Costs Allowance, in order to cover the estimated excess Operating Costs for the next succeeding Operating Year, the monthly rent to be paid by Lessee on the first day of each month during such Operating Year shall be increased by an amount equal to one-twelfth (1/12) of the amount by which the Operating Costs exceeded the Operating Costs Allowance in the previous Operating Year, divided by the rentable square feet in the Building, multiplied by the number of rentable square feet in the Premises. However, if the actual Operating Costs, as determined at the end of that Operating Year, should be less than the estimated excess Operating Costs included in the monthly rental for that year, the excess Operating Costs paid during such year shall be credited toward the rent for the next succeeding Operating Year.

                 (iii)For purposes of this Paragraph 4(b) it is agreed that the number of rentable square feet in the Premises on the date of this Lease is 70,565 and the total number of rentable square feet in the Building is 91,643.

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     5.  Possession.  Lessor and Lessee hereby acknowledge that, as of the date
         ----------
of this Lease, Lessee is in possession of the Premises, and Lessee accepts the Premises "as-is".

     6.  Alterations.  Lessee shall make no alterations, additions,
         -----------
installations, substitutions, improvements or decorations in or to the Premises without the express prior written consent of Lessor. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not in whole or in part by or at the expense of Lessee, shall be and remain a part of the Premises, shall be deemed the property of Lessor and shall not be removed by Lessee, except as may be expressly otherwise provided in this Lease.

     7.  Repairs and Maintenance.
         -----------------------

     (a) Lessee shall at all times during the Term at its own cost and expense repair, maintain, keep and make replacements to the Premises, and all equipment, fixtures and mechanical systems within or necessarily incidental to the Premises and the Building, and any other improvement now or hereafter made to the Premises and the Building in good order and repair, as a careful owner would do, and Lessee covenants to perform such maintenance, to effect such repairs and replacements at its own cost and expense as and when necessary or reasonably required so to do by Lessor (provided, however, Lessee shall not be required to
                             --------  -------
make any capital repairs or improvements that relate exclusively to space located on the fifth (5th) and ninth (9th) floors of the Buidling).

     (b) Lessee shall keep and maintain the Premises and the Building in first class order, condition and repair throughout the term of this Lease, as same may be renewed, including, without limitation, the roof, ceiling, walls, floor and foundation of the Building, and all trade fixtures and other fixtures and equipment contained therein (including, but not limited to, all elevators located in the Building), the exterior and interior portions of all doors, windows, glass, plate glass, store fronts, locks, hardware, signs, or any casing, frames or caulking which support or surround same, any damages caused by wood-destroying organisms, and all plumbing, sewage, sprinkler, electrical, wiring, heating, ventilating and air conditioning equipment and systems. Any and all such repairs shall be performed at Lessee's sole expense with materials and labor of such kind and quality equal or superior to the original work. Lessee shall permit no waste, damage or injury to the Premises or the Building or any part or system thereof. Lessee's obligation under this Paragraph 7(b) shall include the obligation to repair all structural and non-structural items, exterior and interior items, including, without limitation, the sidewalks, driveways, parking areas and parking lots, and all landscaped areas, lawns, grounds and streets in front of or appurtenant to same (provided, however,
                                                        --------  -------
Lessee shall not be required to make any capital repairs or improvements that relate exclusively to space located on the fifth (5th) and ninth (9th) floors of the Buidling). Lessee shall not violate, nor permit Lessor or the Premises to be in violation of, any Laws, and Lessee shall pay any and all costs and expenses incident to such compliance, and perform all repairs related thereto, and Lessee shall and does hereby indemnify and hold harmless Lessor from and against any and all costs, expenses, claims and damages by reason of any violations of any Laws affecting or imposed upon the Premises or any portion

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thereof, whether or not same relate to or be for a period prior to the
Commencement Date of this Lease, or relate to or involve any extraordinary or ordinary, or structural or non-structural, change and irrespective of whether such Laws or Repairs be of a kind that might be deemed to be within the contemplation of the parties hereto. In the event Lessee fails to so make such Repairs, as required hereunder, Lessor may do so, during the term hereby granted as same may be renewed, or after the expiration thereof, and all costs and expenses consequent or in any way related thereto, shall be promptly repaid by Lessee to Lessor as additional rent hereunder.

     (c) Lessee shall at all times keep the Premises and the Building in neat, clean and sanitary condition and will not allow any refuse or garbage, or cartons or like material resulting from deliveries, or loose or waste material to accumulate in or about the Premises or the Building. All trash, rubbish, waste material and other garbage must be disposed of by Lessee on a regular basis, at Lessee's sole expense. In the event Lessee fails to clean in accordance with this Paragraph 7 upon written notice from Lessor so to do, Lessor may clean the same and the cost thereof will be paid by Lessee to Lessor upon demand as additional rent.

     (d) Before commencing any material repairs, replacements, maintenance, alteration, decoration or improvements set out above, or elsewhere referred to in this Lease, Lessee shall obtain Lessor's written approval, which approval shall not be unreasonably withheld or denied, and will, if required by Lessor to do so, submit plans and specifications therefor. Any repairs, replacements, maintenance, alterations, decorations or improvements so done by Lessee must be carried out in a good and workmanlike manner.

     (e) If Lessee refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Lessor, Lessor may make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures or other property or to Lessee's business by reason thereof, and upon completion thereof, Lessee shall pay Lessor's actual reasonable costs in the circumstances for making such repairs, immediately upon presentation of a bill therefor.

     (f) Lessee waives the provisions of any applicable law or regulation that would require Lessor to maintain the Premises in a tenantable condition or would provide Lessee with the right to make repairs and deduct the cost of those repairs from the rent.

     8.  Compliance with Laws.  Lessee, at its expense, shall comply with all
         --------------------
laws, orders and regulations of federal, state, county and local authorities (collectively, "Laws"), and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Lessor or Lessee with respect to the Premises, or the use or occupation thereof, provided such violation, order or duty arises from or results from Lessee's failure to comply with Lessee's covenants or agreements in this Lease or from Lessee's negligence or from the use of the Premises in a manner contrary to the purposes for which the same are leased to Lessee.

     9.  Lessee's Property.
         -----------------

     (a) All business and trade fixtures, machinery and equipment, communications equipment and office equipment, installed in the Premises by Lessee without expense to Lessor, and all furniture, furnishings and other articles of movable personal property owned by Lessee and located in the Premises, shall be and shall remain the property of Lessee and may be removed by Lessee at any time during the term of this Lease; provided (i) that Lessee shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal, (ii) that Lessee is not in default under the terms of this Lease, and (iii) that the provisions of this Paragraph 9(a) shall be subject to the provisions of Paragraph 23 below.

     (b) Any items of Lessee's property (except money, securities and other like valuables) which shall remain in the Premises after the date fixed for termination of this Lease or after a period of ten days following an earlier termination date, may, at the option of Lessor, be deemed to have been abandoned, and in such case either may be retained by Lessor as its property or may at Lessee's expense be disposed of, without accountability, in such manner as Lessor may see fit.

     10.  Insurance.
          ---------

     (a) Lessor shall, during the whole of the Term and during such other time as Lessee occupies the Premises, take out and maintain the following insurance at Lessor's sole expense (subject to reimbursement as an Operating Expense as set forth in Paragraph 4(b) above), in such form and with such companies, in such amounts, and with such deductibles, as Lessee may approve in its reasonable discretion:

          (i) covering the Building and other improvements that are a part of the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, with liability limits of not less than Thirteen Million Dollars ($13,000,000) with guaranteed full replacement value;

          (ii) comprehensive general liability including non-owned automobile liability insurance against claims for bodily injury, including death and property damage or loss arising out of the use or occupation of the Building and the Premises, or Lessee's business on or about the Premises; such insurance must be in the joint name of Lessee and Lessor so as to indemnify and protect both Lessee and Lessor and must contain a "cross liability" or "severability of interests" clause so that Lessor and Lessee may be insured in the same manner and to the same extent as if individual policies had been issued to each, and must be for the amount of not less than One Million Dollars ($1,000,000) combined single limit or such other amount as may be reasonably required by Lessor from time to time, and such comprehensive general liability insurance must, for Lessee's benefit only, include contractual liability insurance in a form and of a nature broad enough to insure the obligations imposed upon Lessee under the terms of this Lease; and

     (b) Lessee shall, during the whole of the Term and during such other time as Lessee occupies the Premises, take out and maintain, at Lessee's sole expense, in such form and with such companies, in such amounts, and with such deductibles, as Lessor may approve in its reasonable discretion, all-risk insurance upon its furniture, fixtures and improvements and upon all other property in the Premises owned by Lessee or for which Lessee is legally liable, including business interruption and insurance upon all glass and plate glass in the Premises against breakage and damage from any cause, all in an amount equal to the full replacement value thereof.

     (c) If any insurance policy upon the Premises, or any part thereof, is canceled or is threatened by the insurer to be canceled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by Lessee or by any assignee or subtenant of Lessee, or by anyone permitted by Lessee to be upon the Premises, and if Lessee fails to remedy the condition giving rise to cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by Lessor, Lessor may remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and Lessee will immediately pay the cost thereof to Lessor which cost may be collected by Lessor as additional rent.

     11.  Destruction or Damage.
          ---------------------

     (a) In case of damage to or destruction of the Premises or the Building by fire or other casualty, Lessee shall give immediate notice thereof to Lessor, and Lessor shall, if Lessor elects to repair, cause the damage to be repaired with reasonable dispatch at the expense of Lessor, due allowance being made for any delay which may arise by reason of adjustment of loss under insurance policies on the part of either Lessor or Lessee or by reason of any other cause beyond Lessor's control. If Lessor shall elect not to repair, this Lease, at the option of Lessor, may be terminated upon written notice to Lessee of Lessor's decision to terminate. Unless repairs are commenced by Lessor within sixty days from the date of any such destruction or damage, Lessee may cancel this Lease by giving notice thereof to Lessor promptly upon the expiration of said sixty day period.

     (b) Provided Lessor's right of full recovery under its insurance policies is not prejudiced, Lessor hereby waives any and all right of recovery which it might otherwise have against Lessee, Lessee's servants, agents, employees and invitees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Lessor's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Lessee, Lessee's servants, agents, employees or invitees. Provided that Lessee's right of full recovery under Lessee's insurance policies is not prejudiced, Lessee hereby waives any and all right of recovery which Lessee might otherwise have against Lessor, its servants, agents, employees or invitees and against every other tenant in the Building who shall have executed a similar waiver, for loss or damage to Lessee's furniture, furnishings, fixtures and other property, to the extent that same is covered by Lessee's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Lessor, its servants, agents, employees or invitees, or such other tenant.

     (c) The rent shall, to the extent the Premises have been rendered untenantable, be proportionately abated from the date of any fire or casualty not caused by the fault or negligence of Lessee, Lessee's servants, agents, employees or invitees, until the Premises are repaired, and shall be adjusted as of the date of the fire or casualty in the event this Lease is terminated pursuant to Paragraph 11(a) hereof.

     12.  Taxes and Assessments.  Lessor shall pay (subject to reimbursement as
          ---------------------
an Operating Expense as set forth in Paragraph 4(b) above) to the appropriate public authorities, on or before the last day on which payment may be made without penalty or interest, all taxes, assessments, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against the Premises and the Building or arise because of the occupancy, use or possession of the Premises (including but not limited to taxes on, or which shall be measured by, any rents or rental income), subsequent to the commencement of the Term, and all installments of assessments that are due during the Term.

     13.  Services.  Subject to reimbursement under Paragraph 4(b) hereof,
          --------
Lessor will, so long as Lessee is not in default under any of the provisions of this Lease, at the proper seasons and during reasonable hours, furnish the following:

     (a)  Heating and air conditioning service.

     (b)  Continuous passenger elevator service.
     (c) General cleaning and janitor services, but not including cleaning of drapes and furniture, except for normal vacuuming and dusting.

     (d) Electric current for lighting and operation of normal office equipment and replacement of fluorescent tubes and incandescent bulbs in Building standard lighting fixtures.

     (e) Water, gas, telephone and other utilities used or consumed in the Premises

     (f)  Cold drinking water in the corridor on each floor of the Building.

     (g) Men's and women's restrooms on each floor and toilet supplies and hot and cold water therefor.

     Lessee shall be responsible for the cost of power or additional air conditioning required for special equipment that may be installed by Lessee or because of unusually large number of personnel in the Premises. Such cost shall be determined by separate meter, by agreement based on load factors or by such other methods as may be agreed upon by Lessor and Lessee.

     14.  Eminent Domain.  If the whole or any part of the Premises or of the
          --------------
Building (except any part of the Building the taking of which would not interfere with maintenance or operation of the Building) shall be taken by federal, state, county, municipal or other authority for public use or under any statute, or by right of eminent domain, Lessor shall have the right, at its option to be exercised by written notice to Lessee, to terminate this Lease; upon the exercise by Lessor of such right of termination all rights of Lessee hereunder shall immediately cease and terminate, as of the date of such taking, and Lessee shall not be entitled to any part of the award that may be made for such taking nor to any damages therefor, except that the rent shall be adjusted as of the date of such termination.

     15.  Lessee Shall Discharge All Liens.  Lessee shall have no authority to
          --------------------------------
allow any liens of any kind to be placed upon the Premises. Lessee shall promptly pay all its contractors and materialmen and shall do any and all things necessary so as to prevent any liens attaching to the Premises. Should any such lien be made or filed, Lessee shall discharge the same within ten (10) days thereafter at Lessee's expense and shall indemnify and hold harmless Lessor therefrom. Lessor may require, at Lessor's sole option, that Lessee provide to Lessor, at Lessee's sole cost and expense, a lien and completion bond acceptable to Lessor in an amount equal to at least one and one-half (1 1/2) times the estimated costs of any improvements, additions or alterations in the Premises which Lessee desires to make, to ensure Lessor against any liability for mechanics' and materialmen's liens and to ensure completion of the work.

     16.  Personal Property Taxes.  Lessee shall promptly pay all personal
          -----------------------
property taxes and other taxes levied against Lessee's trade fixtures, fixtures, inventory, equipment, supplies and merchandise upon the Premises and against Lessee's business. When possible, Lessee shall cause such trade fixtures, fixtures, inventory, equipment, supplies and merchandise and all other personal property to be assessed and billed separately from the real property of Lessor.

     17.  Assignment, Subletting, etc.
          ----------------------------

     (a) Lessee shall not without the express prior written consent of Lessor assign, mortgage or otherwise encumber or transfer this Lease or sublease, or permit any other person to use or occupy, all or any part of the Premises. The consent by Lessor to any assignment, mortgage, encumbrance, other transfer, sublease or use or occupancy by others shall not relieve Lessee of the necessity of obtaining the express prior written consent of Lessor to any other or further assignment, mortgage, encumbrance, transfer, sublease, or use or occupancy by others. No assignment, mortgage, encumbrance, other transfer, sublease or use of occupancy by others, with or without consent of Lessor, shall release Lessee from Lessee's primary liability for performance of all of Lessee's obligations and agreements under this Lease.

     (b) If this Lease is assigned or otherwise transferred, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee or other transferee. If the Premises or any part thereof be sublet or used or occupied by anyone other than Lessee, whether or not in violation of the provisions of this Lease, Lessor may, after default by Lessee and expiration of Lessee's time to cure such default, collect rent from the subtenant or occupant. In either event, Lessor may apply the net amount collected to the rents herein reserved, but no such collection shall be deemed a waiver of any of the provisions of Paragraph 17(a) hereof, or the acceptance by Lessor of the assignee, other transferee, subtenant or occupant as Lessee, or a release of Lessee from the further performance by Lessee of Lessee's obligations under this Lease.

     18.  Access and Changes.
          ------------------

     (a) Lessor may enter the Premises at reasonable hours (or at any time in the event of an emergency) to make repairs to the Premises or to any adjoining space, to inspect, maintain and clean the Premises, and to exhibit the Premises to prospective Lessees, purchasers or mortgagees.

     (b) Lessor may erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the Premises and are installed at such times, by such methods and at such locations as will not materially interfere with or impair Lessee's use of the Premises or damage the appearance thereof.

     (c) Lessor reserves the right to make, at any time without incurring any liability to Lessee therefor, such other changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable.

     (d) Lessor shall be allowed to take all material into and upon the Premises that may be required for the work, repairs or changes to be made by Lessor as the same is required for such purpose without being deemed thereby to have evicted Lessee in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Lessee because of the prosecution of any such work, provided Lessor diligently proceeds therewith and exercises reasonable diligence so as to minimize disturbance to Lessee.

     19.  Management of Building.  Lessor hereby engages Lessee as its sole and
          ----------------------
exclusive management agent for the Term of this Lease, to operate and manage the Building, together with any and all expansions thereof and additions thereto, and Lessee hereby accepts such engagement, all upon and subject to the terms and provisions hereinafter set forth. Lessee agrees to perform the following services, and Lessor hereby authorizes Lessee, subject to the limitations set forth herein, to take such action as may be necessary or desirable in connection therewith, to-wit:

     (a) Lessee shall use its best efforts to manage, operate and maintain the Building in an efficient manner consistent with other first-class office buildings located in the Birmingham, Alabama market. Lessee shall act in a fiduciary capacity with respect to the proper protection of and accounting for the Building and the rents and other income from and proceeds of the Building. Lessee shall deal at arm's length with all third parties, and serve Lessor's interest at all times.

     (b) Lessee shall collect all rents and other income from the Building (other than the amounts due to be paid to Lessor by Lessee under this Lease) when due, and when necessary, as directed by Lessor, Lessee shall institute any and all legal actions or proceedings to effect such collections and to evict delinquent Lessees; and Lessee agrees to employ reasonable efforts normally used by real estate agents of office buildings located in the Birmingham, Alabama area to attempt to collect such income, although Lessee shall not be liable for any failure to so collect, nor for any legal or other out-of-pocket expenses, all of which shall be paid by Lessor. Lessee shall use its best efforts to insure compliance by Lessees with their respective lease obligations. Lessee shall not terminate any tenant lease, or alter or waive any material term of any tenant lease, without the express prior written approval of Lessor.

     (c) Subject to the provisions of Subparagraph (d) below, Lessee shall deposit all monies received by Lessee for or on behalf of Lessor (less any sums properly deducted by Lessee pursuant to any of the provisions of this Lease) in a special account for the Building in a bank approved by Lessor (the "Depository Account"), which funds shall not be mingled with funds of Lessee, any affiliate of Lessee or any other third party. Such Depository Account shall be used exclusively for the purpose of depositing rents and other funds collected from the operation of the Building. Lessor shall have the right to approve any changes of the depository bank and shall have access to, and the right to draw against, the Depository Account. Lessee's authority to draw against the Depository Account shall be terminable at any time by Lessor without notice to Lessee. Lessee shall deduct from funds in the Depository Account any amounts required to be paid by lessees under any tenant leases, relating to, among other things, taxes, assessments, utility costs, repairs, replacement, maintenance costs and any other Operating Expenses (as such term is defined is such tenant leases).

     (d) Any balance remaining in the Depository Account after payment of expenses as herein provided shall be remitted from the Depository Account to Lessor monthly or as otherwise required by Lessor.

     (e) Unless and until Lessor directs Lessee to the contrary, Lessee, acting for and on behalf of and in the name of Lessor, shall enter into and supervise the performance of any and all contracts and agreements that Lessee may deem necessary or desirable to provide any repairs, alterations, maintenance, utilities and other services to or for the Building.

     (f) Within twenty (20) days after the end of each month, Lessee shall cause to be submitted to Lessor, at such place or places as may be designated by Lessor, an itemized account of income and expense, together with such other accounting and financial information and services as Lessee and Lessor may agree upon. Lessee shall make information and data supporting such statements available to Lessor and its authorized representatives, for examination and copying, during normal business hours. Lessee shall maintain adequate and separate books and records for the Building and maintain sufficient supporting documentation therefor. All books, records, computer information and other documents maintained by Lessee with respect to the Building shall at all times be and remain the property of Lessor. Lessor will at all times have the right to conduct examinations, without notification, of the books and records maintained for Lessor by Lessee with respect to the Building, no matter where such books and records are located. Lessor will also have the right to perform, at Lessor's sole expense, any and all additional audit tasks relating to Lessee's activities at the office of Lessee.

     (g) Lessee shall perform other normal business functions and otherwise operate and manage the affairs of the Building in accordance with and as limited by this Lease.

     (h) Lessee shall perform such other services as may be mutually agreed from time to time by Lessor and Lessee.

     Notwithstanding the foregoing, Lessor and Lessee hereby acknowledge and agree that (i) Lessee may delegate to a real estate management company (which company must be mutually acceptable to Lessor and Lessee in their reasonable discretion) the functions set forth in this Paragraph 19; provided, however, in
                                                          --------  -------
the event that Lessee does delegate such functions to another entity, Lessee shall remain primarily responsible for the matters set forth above and Lessee shall be liable for any and all matters arising from the actions or inactions of such entity; and (ii) in the event that a Change in Control (as such term is defined below) occurs with respect to either the Lessee or its parent, Alabama National Bancorporation, a Delaware corporation, Lessor shall have the right to terminate, upon ten (10) days' prior written notice, Lessee's rights and obligations under this Section 19.

     For purposes of this Section 19, a "Change in Control" of an entity means
(i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of fifty percent (50%) or more of the outstanding shares of Common Stock of such entity; or (ii) the sale of all or substantially all of the assets of such entity; or
(iii) the liquidation of such entity.

     20.  Non-Liability and Indemnification.
          ---------------------------------

     (a) Neither Lessor nor any agent or employee of Lessor shall be liable for death of or any injury or damage to Lessee or any other person or for any damage to, or loss (by theft or otherwise) of, any property of Lessee or of any other person, irrespective of the cause of such death, injury, damage or loss, unless caused by or due to the negligence of Lessor, its agents or employees without contributory negligence on the part of Lessee or such other person.

     (b) Lessee shall indemnify and save harmless Lessor and its agents against and from (A) any and all claims arising from (i) the conduct or management of the Premises or of any business therein, (ii) any work or thing whatsoever done, or any condition created (other than by Lessor) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the beginning of the term hereof that Lessee may have been given access to the Premises, (iii) any negligent or otherwise wrongful act or omission of Lessee or any of Lessee's subtenants or licensees or Lessee's or their employees, agents or contractors, or (iv) any breach, violation or non-performance by Lessee, or Lessee's agents, servants or employees, of any covenant or provision of this Lease, and (B) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon.

     21.  Waivers.
          -------

     (a) In the event that Lessee is in arrears in payment of rent hereunder, Lessee waives Lessee's right, if any, to designate the items against which any payments made by Lessee are to be credited, and Lessee agrees that Lessor may apply any payments made by Lessee to any items Lessor sees fit, irrespective of and notwithstanding any designation or request by Lessee as to the items against which any such payments shall be credited. The receipt by Lessor of rent or any other payment, or a lesser amount of rent or such payment due hereunder, with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach. No payment by Lessee or receipt by Lessor of rent or any payment in a lesser amount than due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease or by law provided.

     (b) The failure of either party to insist in any one or more instances up on the strict performance of any one or more of the obligations of this Lease, or the Rules and Regulations hereof, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease, or the Rules and Regulations hereof, or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Lessor and Lessee shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of abandonment is sought.

     22.  Inability to Perform.  If, by reason of (a) strike, (b) other labor
          --------------------
troubles, (c) governmental pre-emption in connection with a national emergency,
(d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (f) other cause beyond Lessor's control (whether or not similar to any of the causes listed in (a) through (f) above), Lessor shall be unable to fulfill its obligations under this Lease (including but not limited to delivery of possession of the Premises and completion of Lessor's Work and Lessee's Work) or shall be unable to supply any service which Lessor is obligated to supply, this Lease and Lessee's obligation to pay rent hereunder shall in no wise be affected, impaired or excused, and Lessor shall not be liable to Lessee or to anyone else for damages for or on account of any failure of Lessor to perform because of any such inability.

     23.  Lien.  Lessor shall have, and is hereby given and granted a lien (in
          ----
addition to the statutory lien existing in favor of Lessors) on all of Lessee's furniture, fixtures, goods, merchandise and effects at any time on or moved into the Premises during the term of this Lease, to secure the payment of the rent and any and all other indebtedness which shall accrue to Lessor under the terms of this Lease. The lien hereby granted shall be and remain effective notwithstanding the removal from the Premises of any part or all of such property of Lessee. Lessee hereby represents to Lessor, as an inducement to Lessor to enter into this Lease, that all furniture, fixtures, goods, merchandise and effects which have been or are to be moved into or used on the Premises under this Lease belong to Lessee.

     24.  Exemptions and Attorney's Fee.  As to or against the payment of rent
          -----------------------------
and any other indebtedness which shall accrue to Lessor under the terms of this Lease, Lessee waives all exemptions as to personal property allowed Lessee under the constitution and laws of the State of Alabama, or any other State, and agrees to pay all costs of collecting the same, including a reasonable attorney's fee. In the event of the breach by Lessee of any one or more of the terms and conditions of this Lease, Lessor shall be and is hereby authorized to employ attorneys to do any and all things deemed by Lessor or such attorneys necessary to protect, conserve or promote the interests of Lessor under this Lease, including the institution of legal proceedings against Lessee of any nature, and including suit for damages for any such breach, and Lessee agrees in that event to pay a reasonable attorney's fee to said attorneys for such services, which fee shall be secured by the lien granted to Lessor in Paragraph 23 above.

     25.  Curing Lessee's Defaults.  If Lessee shall default in the performance
          ------------------------
of any of Lessee's obligations under this Lease, Lessor, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Lessee, without notice in a case of emergency, and in any other case if such default continues after the expiration of (i) ten days from the date Lessor gives Lessee notice of intention so to perform, or (ii) the applicable grace period provided elsewhere in this Lease for cure of such default, whichever occurs later. All costs, expenses and disbursements of every kind and nature whatsoever incurred by Lessor in connection with any such performance by it for the account of Lessee, including any expenses incurred for any property, material, labor or services provided, furnished or rendered, by Lessor or at its instance to Lessee, together with any interest thereon, shall be paid by Lessee to Lessor within ten days after Lessor's rendition of each bill therefor to Lessee.

     26.  Events of Default.  Each of the following shall constitute an event of
          -----------------
default by Lessee:

     (a) The failure of Lessee to pay at the time and place when and where due any installment of rent or any other payment payable by Lessee to Lessor pursuant to this Lease;

     (b) The vacating (except in event of casualty) or abandonment of the Premises by Lessee;

     (c) The violation by Lessee of any other covenant, term or provision in this Lease binding upon Lessee and the failure of Lessee to remedy such violation for a period of ten days after written notice thereof by Lessor to Lessee, or if such violation cannot be remedied within such ten day period, the failure of Lessee to commence within such ten day period and thereafter diligently to prosecute to completion all steps necessary to remedy such violation;

     (d) The filing of any petition by or against Lessee, or by or against any then owner of Lessee's estate and interest in this Lease, under any provision of the United States Bankruptcy Code or any law of like import;

     (e)  Any assignment by Lessee for the benefit of creditors;

     (f) Any appointment of a receiver for all or any substantial part of the assets of Lessee;

     (g) Any levy of an execution or other legal process on the property of Lessee or Lessee's interest in this Lease; and

     (h) Any event whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Lessee, except as permitted in this Lease.

     27.  Remedies.
          --------

     (a) Upon the occurrence of any event of default by Lessee, Lessor or its agents shall have the right, without notice to Lessee, to re-enter and re-let the Premises from time to time, as agent of Lessee, and such re-entry or re-letting shall not discharge Lessee from any liability or obligation hereunder, except that net rents (that is, gross rents less the expense of collecting and handling, and less commissions) collected as a result of such re-letting shall be a credit on Lessee's liability for rents under the terms of this Lease. Nothing herein contained, however, shall be construed to require Lessor to re-enter and re-let in such event; nor shall anything herein contained be construed to postpone the right of Lessor to sue for rents, whether matured by acceleration or otherwise, but on the contrary, Lessor is hereby given the right to sue therefor at any time after default.

     (b) Upon the occurrence of any event of default by Lessee, Lessor shall also have the right, at Lessor's sole option, to terminate this Lease at any time, by giving ten days' written notice to Lessee of Lessor's election so to terminate. Such termination shall be effective upon the expiration of ten days from the date such notice is given to Lessee. Upon such termination, Lessor shall have the right immediately to re-enter and repossess the Premises, without notice to anyone. Upon such termination the rent for the entire agreed upon term of this Lease, and all other indebtedness, if any, payable under the provisions hereof by Lessee to Lessor, shall be and become immediately due and payable, without notice to Lessee or anyone else, and without regard to whether or not possession of the Premises shall have been surrendered to or taken by Lessor, and Lessee agrees to pay the same to Lessor at once, together with payment of all loss or damage which Lessor shall have suffered by reason of such event of default. Upon making such payment, Lessee shall receive from Lessor all net rents received thereafter by Lessor from other Lessees of the Premises during the agreed term of this Lease but not in excess, however, of the amount paid as rent by Lessee pursuant to the preceding sentence.

     (c) Suit or suits for the recovery of damages, or any installments thereof, may be brought by Lessor from time to time at its election, and nothing contained herein shall be deemed to require Lessor to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Paragraph 27(b) hereof, or under any provision of law, or had Lessor not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Lessor against Lessee of any sums or damages to which, in addition to the damages particularly provided above, Lessor may lawfully be entitled by reason of any default hereunder on the part of Lessee.

     (d) The special remedies to which Lessor may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may lawfully be entitled at any time, and Lessor may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     28.  Name of Building.  The Building shall be known as the "NATIONAL BANK
          ----------------
OF COMMERCE BUILDING". Lessor, however, reserves the right, to be exercised at Lessor's sole discretion, to change said name from time to time. Lessee agrees not to refer to the Building by any name other than as aforesaid or as the same may be changed by Lessor or by its street address, which shall be: 1927 First Avenue North, Birmingham, Alabama 35203.

     29.  Rules and Regulations.  Lessee and Lessee's employees and agents shall
          ---------------------
faithfully observe and comply with the Rules and Regulations attached hereto as

ANNEX B, and such reasonable changes therein as Lessor at any time or times
-------
hereafter may make and communicate in writing to Lessee. In case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to Lessee to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other Lessee of the Building, and Lessor shall not be liable to Lessee for violation of the same by any other Lessee or its employees, agents or visitors.

     30.  Subordination.  This Lease is subordinate to all mortgages which may
          -------------
now or hereafter affect the real property of which the Premises form a part, and to all renewals and extensions thereof. In confirmation of such subordination, Lessee shall execute promptly any instrument of subordination that Lessor may request. Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's attorney in fact to execute any such instrument or instruments of subordination for and on behalf of Lessee.

     31.  Entire Contract.  This Lease evidences the entire contract between
          ---------------
Lessor and Lessee, and no representations of, or understanding or agreement had between the parties or agents or others, except as set forth herein, shall be binding on the parties hereto.

     32.  Notices.  Any notice, statement, demand or other communication
          -------
required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if and when sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

     33.  Surrender.  On the termination of this Lease, or upon any re-entry by
          ---------
Lessor upon the Premises, Lessee shall quit and surrender the Premises to Lessor in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Lessor is required to repair or restore under this Lease, and Lessee shall remove all of Lessee's property therefrom except as otherwise expressly provided in this Lease. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

     34.  Holding Over.  If Lessee remains in possession of the Premises, or any
          ------------
part thereof, after termination of this Lease, whether with or without the consent of Lessor, such possession shall be a tenancy at sufferance and in no event a tenancy by month to month or from year to year.

     35.  Quiet Enjoyment.  Lessor covenants and agrees with Lessee that upon
          ---------------
Lessee's paying the rent reserved in this Lease and observing and performing all the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed, Lessee may peaceably and quietly enjoy the Premises, subject to the terms and conditions of this Lease.

     36.  Parties Bound.
          -------------

     (a) The designation "Lessee", and all plural and singular words used herein to refer to the person(s) or organization(s) hereby leasing the Premises from Lessor, shall be construed to refer to all of the undersigned (except Lessor), whether one or more. The terms, provisions and agreements herein contained shall be inure to the benefit of Lessor and to its successors and assigns. In the event of a conveyance of the Building (or, in the event of surrender of possession of the Building if Lessor holds the same merely as mortgagee in possession) the purchaser or new owner shall take subject to and shall be bound by the provisions and obligations of this Lease, and thereupon the undersigned Lessor shall be released from the agreements and burdens hereof.

     (b) If Lessor, or any successor to Lessor's interests under this Lease, shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association or other unincorporated aggregate of individuals or entities, or of both, or a corporation, Lessee shall look only to Lessor's or such successor's estate and property in the Building (or the proceeds thereof) for the satisfaction of Lessee's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lessor or any such successor hereunder, and no other property or assets of Lessor or any such successor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use or occupancy of the Premises.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                WOODWARD PROPERTIES, LLP


                                By:   /s/ John J. McMahon, Jr.
                                  ----------------------------
                                        Its:   Manager
                                           -----------


                                NATIONAL BANK OF COMMERCE OF
                                BIRMINGHAM
ATTEST:

By:       /s/ William E. Matthews V      By:  /s/ John H. Holcomb III
   ------------------------------------    -------------------------------------
Its: Executive Vice President & CFO      Its:  President and CEO
    ---------------------------------       ------------------------------------